UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

Cardtronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting of Stockholders of Cardtronics, Inc. (the “Company”) held on June 2, 2016 (the “Annual Meeting”), three proposals were presented for stockholder vote.  Set forth below are the voting results for each of the proposals.

Proposal No. 1: Election of three Class III directors to the Company’s board of directors to serve until the Company’s 2019 Annual Meeting of Stockholders:

	For	Against	Abstain	Broker Non- Votes
Julie Gardner	40,647,962	325,955	3,378	1,749,770
Steven A. Rathgaber	40,704,790	269,027	3,478	1,749,770
Mark Rossi	40,703,139	270,579	3,577	1,749,770

The Company’s other continuing directors are Jorge M. Diaz, G. Patrick Phillips, J. Tim Arnoult, Dennis F. Lynch and Juli C. Spottiswood.

Proposal No. 2: Adoption of a resolution approving, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s definitive proxy statement for the 2016 Annual Meeting of Stockholders:

For	Against	Abstain	Broker Non-Votes
39,958,072	836,130	183,093	1,749,770

Proposal No. 3: Ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

For	Against	Abstain	Broker Non-Votes
42,205,027	332,269	189,769	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardtronics, Inc.
Date: June 3, 2016

By: /s/ E. Brad Conrad
Name: E. Brad Conrad
Title: Chief Accounting Officer